UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2017
COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
Estimated Unaudited Assets Under Management
Cowen Inc. (together with its consolidated subsidiaries, the “Company”) is disclosing to investors in the private investment funds that it or its affiliates manage that, as of June 1, 2017, the estimated unaudited amount of assets under management was approximately $11.1 billion, which reflects a net increase of approximately $0.33 billion since May 1, 2017. The Company’s estimate of assets under management is inclusive of performance for the month ended May 31, 2017 and capital flows as of June 1, 2017.

	May 1, 2017 (f)	Net Flows/Performance	June 1, 2017 (f)
Platform	(dollars in millions)
Hedge Funds (a) (b) (c)	$6,852	$73	$6,926
Real Estate (a)(e)	1,734	—	1,735
Healthcare Royalty Partners (d) (e)	2,206	(13)	2,193
Structured Finance (g)	—	165	165
Healthcare Venture Capital (h)	—	58	58
Other (i)	$—	$44	$44
Total	$10,793	$327	$11,119

(a)
The Company owns between 20% and 55% of the general partners, investment managers or managing members of the real estate business, the activist business, the global macro business and the equity long/short business. We do not possess unilateral control over any of the foregoing business. The Company owns 100% of the investment manager of the event-driven business.

(b)	Includes approximately $572 million of committed but undrawn capital that will only be charged fees when invested.

(c)
These amounts include the Company's invested capital of approximately $181.9 million and $179.7 million as of June 1, 2017, and May 1, 2017, respectively (including interests in both a registered investment company and an “Undertakings for Collective Investment Trust” (or UCITs fund), each of which pursues a hedge fund-style strategy).

(d)	These amounts include the Company's invested capital of approximately $10.1 million and $10.4 million as of June 1, 2017, and May 1, 2017, respectively.

(e)	This amount includes unfunded committed capital commitments.

(f)
Net performance is realized and unrealized profit (loss), net of all management and incentive fees, and includes the effect of any foreign exchange translation adjustments and leverage in certain funds.

(g)
The Company began managing the assets of a collateralized debt obligation (CDO) on May 4, 2017. This amount reflects the outstanding face amount of the assets such CDO. The Company owns 100% of the investment manager of the structured finance business.

(h)
The Company began managing a healthcare venture capital fund in September 2015. This amount includes unfunded capital commitments, as well as the Company’s investment of $14.1 million as of June 1, 2017. The Company owns 100% of the investment manager of the healthcare venture capital business.

(i)
Includes the assets of separate accounts managed by the Company for non-institutional clients that had been managed prior to June 1, 2017 but had not previously been included in the Company’s calculation of its assets under management.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: June 27, 2017        By: _/s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel